 ARC Group Worldwide, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: May 14, 2013

CONTACT: Mark Jeske, Investor Relations

PHONE: (303) 467-5236

ARC GROUP WORLDWIDE, INC. REPORTS THIRD QUARTER NET INCOME OF $0.8 MILLION

DELAND, FLORIDA, May 14, 2013 — ARC Group Worldwide, Inc. (NASDAQ Capital Market: ARCW; “ARC” or the “Company”) announced today financial results for its fiscal 2013 third quarter ended March 31, 2013. The Company reported third quarter sales revenue of $18.2 million and third quarter net income attributable to ARC of $0.8 million, or $0.13 per diluted share. These results compare to quarter sales revenue of $7.6 million and quarter net income attributable to ARC of $1.3 million, or $0.32 per diluted share for the prior year period. Gross profit was $4.8 million for the quarter ended March 31, 2013 compared to $3.2 million for the third quarter of fiscal 2012. The fiscal 2013 third quarter results were driven largely by combined sales revenue and the related cost of sales resulting from the reverse acquisition of ARC by Quadrant Metals Technologies (“QMT”), as well as the acquisition of Advanced Forming Technology, Inc. and AFT-Hungary Kft (both referred to herein as “AFT”). In addition, the reported earnings for the third quarter included certain charges associated with non-cash amortization expense related to reclassified valuation of identifiable intangibles other than goodwill, and non-recurring expenses related to discontinued operations.

For the nine months ended March 31, 2013 the Company reported sales revenue of $49.0 million and net income attributable to ARC of $1.5 million, or $0.27 per diluted share. These results compare to sales revenue of $22.7 million and net income attributable to ARC of $3.6 million, or $0.89 per diluted share for the nine months ended March 31, 2012. Gross profit was $12.7 million for the nine months ended March 31, 2013 compared to $9.4 million for the prior year period. The reported earnings for the nine months ended March 31, 2013 included certain charges associated with non-cash amortization expense related to reclassified valuation of identifiable intangibles other than goodwill, non-recurring expenses related to discontinued operations, and other one-time, non-recurring expenses related to the reverse acquisition transaction between ARC and QMT, as well as the acquisition of AFT. For details, please refer to the Company’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2013.

About ARC

ARC, through its operating subsidiaries AFT, QMT, ARC Wireless LLC and ARC Wireless Ltd., is a global diversified manufacturer active in metal injection molding, flanges, specialty hermetic seals, and wireless equipment. For more information about ARC, please visit www.arcgroupworldwide.net.

IMPORTANT INFORMATION

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans and integration efforts related to the recent transactions, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth and efficiencies through the acquisitions discussed herein, merger-related expenses and the impact of the transaction on ARC’s earnings, market share and capital position. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as ARC’s ability to integrate QMT and AFT as planned and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. Neither ARC nor QMT nor AFT undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Current Report on Form 8-K/A filed with the SEC on September 28, 2012 and the Company’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2013.